UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) October 23, 2009

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144

(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California		95670

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

          American River Bankshares has revised certain risk factors it previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2008. The updated and additional risk factors are set forth below.

          In this Current Report on Form 8-K, “American River Bankshares,” “we,” “our,” “ours,” and “us” refer to American River Bankshares and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “American River Bank” or the “Bank” mean American River Bank, the Company’s banking subsidiary.

          This Current Report on Form 8-K contains statements that are considered “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may contain words related to future projections including, but not limited to, words such as “believe,” “expect,” “anticipate,” “intend,” “may,” “will,” “should,” “could,” “would,” and variations of those words and similar words that are subject to risks, uncertainties and other factors that could cause actual results to differ significantly from those projected. Factors that could cause or contribute to such differences include, but are not limited to, the following:

•

the duration of financial and economic volatility and decline and actions taken by the United States Congress and governmental agencies, including the United States Department of the Treasury, to deal with challenges to the U.S. financial system;

•

the risks presented by a continued economic recession, which could adversely affect credit quality, collateral values, including real estate collateral, investment values, liquidity and loan originations and loan portfolio delinquency rates;

•	variances in the actual versus projected growth in assets and return on assets;
•	potential continued or increasing loan and lease losses;
•	potential increasing levels of expenses associated with resolving non-performing assets as well as regulatory changes;
•	changes in the interest rate environment including interest rates charged on loans, earned on securities investments and paid on deposits and other borrowed funds;
•	competitive effects;
•	potential declines in fee and other noninterest income earned associated with economic factors as well as regulatory changes;
•

general economic conditions nationally, regionally, and within our operating markets could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our ability to continue internal growth at historical rates and maintain the quality of our earning assets;

•	changes in the regulatory environment including government intervention in the U.S. financial system;
•	changes in business conditions and inflation;
•	changes in securities markets, public debt markets, and other capital markets;
•	potential data processing and other operational systems failures or fraud;
•	potential continued decline in real estate values in our operating markets;
•

the effects of uncontrollable events such as terrorism, the threat of terrorism or the impact of the current military conflicts in Afghanistan and Iraq and the conduct of the war on terrorism by the United States and its allies, worsening financial and economic conditions, natural disasters, and disruption of power supplies and communications;

•	changes in accounting standards, tax laws or regulations and interpretations of such standards, laws or regulations;
•	projected business increases following any future strategic expansion could be lower than expected;

•	the goodwill we have recorded in connection with acquisitions could become impaired, which may have an adverse impact on our earnings;
•

the reputation of the financial services industry could experience further deterioration, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and

•	the efficiencies we may expect to receive from any investments in personnel and infrastructure may not be realized.

          Forward-looking statements are not guarantees of performance. By their nature, they involve risks, uncertainties and assumptions. The future results and shareholder values may differ significantly from those expressed in these forward-looking statements. You are cautioned not to put undue reliance on any forward-looking statement. Any such statement speaks only as of the date of this Current Report on Form 8-K. We do not undertake any obligation to update or release any revisions to any forward-looking statements, to report any new information, future event or other circumstances after this date or to reflect the occurrence of unanticipated events, except as required by law. However, your attention is directed to any further disclosures made on related subjects in reports filed with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. Any investor in our stock should consider all risks and uncertainties disclosed in our filings with the SEC, all of which are accessible on the SEC’s website at www.sec.gov.

RISK FACTORS

Risks Related to Our Business

Worsening economic conditions could adversely affect our business.

          The economic conditions in the United States in general and within California and in our operating markets may continue to deteriorate. Unemployment nationwide and in California has increased significantly through this economic downturn and is anticipated to increase or remain elevated for the foreseeable future. Availability of credit and consumer spending, real estate values, and consumer confidence have all declined markedly. The volatility of the capital markets and the credit, capital and liquidity problems confronting the U.S. financial system have not been resolved despite massive government expenditures and legislative efforts to stabilize the U.S. financial system. There is no assurance that such conditions will improve or be resolved in the foreseeable future.

          The Bank conducts banking operations principally in Northern California. As a result, our financial condition, results of operations and cash flows are subject to changes in the economic conditions in Northern California. Our business results are dependent in large part upon the business activity, population, income levels, deposits and real estate activity in Northern California, and continued adverse economic conditions could have a material adverse effect upon us. In addition, the State of California is currently experiencing significant budgetary and fiscal difficulties, which includes terminating and furloughing State employees. The businesses operating in California and, in particular, Sacramento depend on these State employees for business, and reduced spending activity by these State employees could have a material impact on the success or failure of these businesses, some of which are current or could become future customers of the Bank.

          We can provide no assurance that economic conditions in the United States in general and in the State of California and within our operating markets will not further deteriorate or that such deterioration will not materially and adversely affect us. A further deterioration in economic conditions locally, regionally or nationally could result in a further economic downturn in Northern California with the following consequences, any of which could further adversely affect our business:

•	loan delinquencies and defaults may increase;
•	problem assets and foreclosures may increase;
•	demand for our products and services may decline;
•	low cost or noninterest bearing deposits may decrease;

•	collateral for loans may decline in value, in turn reducing customers’ borrowing power, and reducing the value of assets and collateral as sources of repayment of existing loans;
•	foreclosed assets may not be able to be sold;
•	volatile securities market conditions could adversely affect valuations of investment portfolio assets; and
•	reputational risk may increase due to public sentiment regarding the banking industry.

Non-performing assets take significant time to resolve and adversely affect our results of operations and financial condition.

          At June 30, 2009, our non-performing loans and leases were 5.16% of total loans and leases, and at June 30, 2009, our non-performing assets (which include foreclosed real estate) were 4.40% of total assets. Non-performing assets adversely affect our net income in various ways. Until economic and market conditions improve, we expect to continue to incur losses relating to an increase in non-performing assets. We generally do not record interest income on non-performing loans or other real estate owned, thereby adversely affecting our income and increasing our loan administration costs. When we take collateral in foreclosures and similar proceedings, we are required to mark the related asset to the then fair market value of the collateral, which may ultimately result in a loss. An increase in the level of non-performing assets increases our risk profile and may impact the capital levels our regulators believe are appropriate in light of the ensuing risk profile. We anticipate that our regulators will request that we reduce our level of non-performing assets in the near future. When we reduce problem assets through loan sales, workouts, restructurings and otherwise, decreases in the value of the underlying collateral, or in these borrowers’ performance or financial condition, whether or not due to economic and market conditions beyond our control, could adversely affect our business, results of operations and financial condition. In addition, the resolution of non-performing assets requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities. There can be no assurance that we will not experience future increases in non-performing assets or that the disposition of such non-performing assets will not adversely affect our profitability.

Tightening of credit markets and liquidity risk could adversely affect our business, financial condition and results of operations.

          A tightening of the credit markets or any inability to obtain adequate funds for continued loan growth at an acceptable cost could adversely affect our asset growth and liquidity position and, therefore, our earnings capability. In addition to core deposit growth, maturity of investment securities and loan and lease payments, we also rely on alternative funding sources including unsecured borrowing lines with correspondent banks, secured borrowing lines with the Federal Home Loan Bank of San Francisco and the Federal Reserve Bank of San Francisco, and public time certificates of deposits. Our ability to access these sources could be impaired by deterioration in our financial condition as well as factors that are not specific to us, such as a disruption in the financial markets or negative views and expectations for the financial services industry or serious dislocation in the general credit markets. In the event such a disruption should occur, our ability to access these sources could be adversely affected, both as to price and availability, which would limit, or potentially raise the cost of, the funds available to us.

We have a concentration risk in real estate related loans.

          At June 30, 2009, $297.0 million, or 73.1% of our total loan and lease portfolio, consisted of real estate related loans. Of that amount, $223.0 million, or 75.1%, consisted of commercial real estate, $38.2 million, or 12.9% consisted of commercial and residential construction loans (including land acquisition and development) and $35.8 million, or 12.0%, consisted of residential mortgages and residential multi-family real estate. Substantially all of our real property collateral is located in our operating markets in Northern California. The continuing trend of deteriorating economic conditions in California and in our operating markets has contributed to an overall decline in commercial and residential real estate values. A continuing substantial decline in commercial and residential real estate values in our primary market areas could occur as a result of worsening economic conditions or other events including natural disasters such as earthquakes, fires, and floods. Such a decline in values could have an adverse impact on us by limiting repayment of defaulted loans through sale of commercial and residential real estate collateral and by a likely increase in the number of defaulted loans to the extent that the financial condition of our borrowers is adversely affected by such a decline in values.

          At June 30, 2009, our residential construction loans (including land acquisition and development) were just $25.8 million, or 6.4% of our total loans and leases, and these loans were comprised of 50.0% owner-occupied and 50.0% non-owner-occupied. Construction, land acquisition and development lending involves additional risks because funds are advanced on the security of the project, which is of uncertain value prior to its completion. Because of the uncertainties inherent in estimating construction costs, as well as the market value of the completed project and the effects of governmental regulation on real property, it is relatively difficult to evaluate accurately the total funds required to complete a project and the related loan-to-value ratio. As a result, non-owner-occupied construction loans often involve the disbursement of substantial funds with repayment dependent, in part, on the completion of the project and the ability of the borrower to sell the property, rather than the ability of the borrower or the guarantor to repay the principal and interest. If our appraisal of the value of the completed project proves to be overstated, we may have inadequate security for the repayment of the loan upon completion of construction of the project. If we are forced to foreclose on a project prior to or at completion due to a default, there can be no assurance that we will be able to recover all of the unpaid balance of, and accrued interest on, the loan, as well as related foreclosure and holding costs. In addition, we may be required to fund additional amounts to complete the project and may have to hold the property for an unspecified period of time. The adverse effects of the foregoing matters upon our real estate portfolio could necessitate a material increase in the provision for loan and lease losses.

Our allowance for loan and lease losses may not be adequate to cover actual losses.

          Like all financial institutions, the Bank maintains an allowance for loan and lease losses to provide for loan defaults and non-performance, but its allowance for loan and lease losses may not be adequate to cover actual loan and lease losses. In addition, future provisions for loan and lease losses could materially and adversely affect the Bank’s and therefore our operating results. The adequacy of the Bank’s allowance for loan and lease losses is based on prior experience, as well as an evaluation of the risks in the current portfolio. The amount of realizable future losses is susceptible to changes in economic, operating and other conditions, including changes in the local and general California real estate market and operating environment as well as interest rates, employment levels and other economic factors that may be beyond our control, and these losses may exceed current estimates.

          Federal regulatory agencies, as an integral part of the examination process, review the Bank’s loans and leases and allowance for loan and lease losses as well as management’s policies and procedures for determining the adequacy of the allowance for loan and lease losses. We believe that our allowance for loan and lease losses policies are effective and that our allowance for loan and lease losses is adequate to cover current losses. However, we cannot assure you that the Bank will not have to further increase the allowance for loan and lease losses as a result of the effects of continued deterioration of economic conditions nationally, in the operating markets in which the Bank conducts business and, specifically, within the Bank’s loan and lease portfolio or that regulatory agencies or changes in regulation or accounting methodologies will not require an increase to this allowance.

Our focus on lending to small to mid-sized community-based businesses may increase our credit risk.

          As of June 30, 2009, our largest outstanding commercial business loan and largest outstanding commercial real estate loan amounted to $2.8 million and $6.1 million, respectively. At such date, our commercial real estate loans amounted to $297.0 million, or 73.1% of our total loan and lease portfolio, and our commercial business loans amounted to $82.8 million, or 20.0% of our total loan and lease portfolio. Commercial real estate and commercial business loans generally are considered riskier than single-family residential loans because they have larger balances to a single borrower or group of related borrowers. Commercial real estate and commercial business loans involve risks because the borrowers’ ability to repay the loans typically depends primarily on the successful operation of the businesses or the properties securing the loans. Most of the Bank’s commercial real estate and commercial business loans are made to small business or middle market customers who may have a heightened vulnerability to economic conditions. Moreover, a portion of these loans have been made by us in recent years and the borrowers may not have experienced a complete business or economic cycle. Furthermore, the deterioration of our borrowers’ businesses may hinder their ability to repay their loans with us, which could adversely affect our results of operations.

We are subject to extensive regulation, which could adversely affect our business.

          Our operations are subject to extensive regulation by Federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of our operations. We believe that we are in substantial compliance in all material respects with laws, rules and regulations applicable to the conduct of our business. Because our business is highly regulated, the laws, rules and regulations applicable to us are subject to regular modification and change. There can be no assurance that these laws, rules and regulations will not be modified, or that any other new laws, rules or regulations, will not be adopted in the future, which could make compliance much more difficult or expensive, or restrict our ability to originate, broker or sell loans, reduce service charge income on deposits, or further limit or restrict the amount of commissions, interest or other charges earned on loans originated or sold by the Bank.

Our business is subject to interest rate risk, and variations in interest rates may negatively affect our financial performance.

          Changes in the interest rate environment may reduce our net interest income. It is expected that we will continue to realize income from the differential or “margin” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest margins are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, loan volume and yields are affected by market interest rates on loans, and rising interest rates generally are associated with a lower volume of loan originations. We cannot assure you that we can minimize our interest rate risk. In addition, an increase in the general level of interest rates may adversely affect the ability of certain borrowers to pay the interest on and principal of their obligations. Accordingly, changes in levels of market interest rates could materially and adversely affect our net interest margin, asset quality, and loan origination volume.

Governmental monetary policies and intervention to stabilize the U.S. financial system may affect our business and are beyond our control.

          The business of banking is affected significantly by the fiscal and monetary policies of the Federal government and its agencies. Such policies are beyond our control. We are particularly affected by the policies established by the Federal Reserve Board in relation to the supply of money and credit in the United States. The instruments of monetary policy available to the Federal Reserve Board can be used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits, and this can and does have a material effect on our business.

          Recent legislation including the Emergency Economic Stabilization Act of 2008 (the “EESA”), signed into law by President Bush on October 3, 2008, and the American Recovery and Reinvestment Act of 2009 (the “ARRA”), signed into law by President Obama on February 17, 2009, each include programs that are intended to help stabilize the U.S. financial system. However, it is uncertain whether such legislation will sufficiently resolve the volatility of capital and credit markets or improve capital and liquidity problems confronting the financial system. The failure of the EESA or ARRA to mitigate or eliminate such volatility and problems affecting the financial markets and a continuation or worsening of current financial market conditions could limit our access to capital or sources of liquidity in amounts and at times necessary to conduct operations in compliance with applicable regulatory requirements.

The Bank faces strong competition from banks, financial service companies and other companies that offer banking services, which could adversely affect our business.

          Increased competition in our market may result in reduced loans and deposits or the rates charged or paid on these instruments and adversely affect our net interest margin. Ultimately, we may not be able to compete successfully against current and future competitors. Many competitors offer similar banking services to those that are offered by the Bank in its service area. These competitors include national and super-regional banks, finance companies, investment banking and brokerage firms, credit unions, government-assisted farm credit programs, other community banks and technology-oriented financial institutions offering online services. In particular, the Bank’s competitors include several major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits than we do and are thereby better able to serve the credit needs of larger customers. Areas of competition include interest rates for loans and deposits, efforts to obtain deposits, as well as the range and quality of products and services provided, including new technology-driven products and services. Technological innovation continues to contribute to greater competition in domestic and international financial services markets as technological advances, such as Internet-based banking services that cross traditional geographic bounds, enable more companies to provide financial services. If the Bank is unable to attract and retain banking customers, we may be unable to maintain our historical levels of loans and leases and deposits or our net interest margin.

Our operations are dependent upon key personnel.

          Our future prospects are and will remain highly dependent on our directors, executive officers and other key personnel. Our success will, to some extent, depend on the continued service of our directors and continued employment of the executive officers, in addition to our ability to attract and retain experienced banking professionals to serve us and the Bank in other key positions. The unexpected loss of the services of any of these individuals could have a detrimental effect on our business.

Technology implementation problems or computer system failures could adversely affect us.

          Our future growth prospects will be highly dependent on the ability of the Bank to implement changes in technology that affect the delivery of banking services such as the increased demand for computer access to bank accounts and the availability to perform banking transactions electronically. The Bank’s ability to compete will depend upon its ability to continue to adapt technology on a timely and cost-effective basis to meet such demands. In addition, our business and operations and those of the Bank could be susceptible to adverse effects from computer failures, communication and energy disruption, and activities such as fraud of unethical individuals with the technological ability to cause disruptions or failures of the Bank’s data processing system.

Information security breaches or other technological difficulties could adversely affect us.

          We cannot be certain that the continued implementation of safeguards will eliminate the risk of vulnerability to technological difficulties or failures or ensure the absence of a breach of information security. The Bank will continue to rely on the services of various vendors who provide data processing and communication services to the banking industry. Nonetheless, if information security is compromised or other technology difficulties or failures occur at the Bank or with one of our vendors, information may be lost or misappropriated, services and operations may be interrupted and the Bank could be exposed to claims from its customers as a result.

Our controls over financial reporting and related governance procedures may fail or be circumvented.

          Management regularly reviews and updates our internal control over financial reporting, disclosure controls and procedures, and corporate governance policies and procedures. We maintain controls and procedures to mitigate risks such as processing system failures or errors and customer or employee fraud, and we maintain insurance coverage for certain of these risks. Any system of controls and procedures, however well designed and operated, is based in part on certain assumptions and provides only reasonable, not absolute, assurances that the objectives of the system are met. Events could occur which are not prevented or detected by our internal controls, are not insured against, or are in excess of our insurance limits. Any failure or circumvention of our controls and procedures, or failure to comply with regulations related to controls and procedures, could have an adverse effect on our business.

We may not be successful in raising additional capital needed in the future.

          If additional capital is needed in the future as a result of losses, our business strategy or regulatory requirements, there is no assurance that our efforts to raise such additional capital will be successful or that shares sold in the future will be sold at prices or on terms equal to or better than the current market price. The inability to raise additional capital when needed or at prices and terms acceptable to us could adversely affect our ability to implement our business strategies.

The effects of legislation in response to current credit conditions may adversely affect us.

          Legislation that has or may be passed at the Federal level and/or by the State of California in response to current conditions affecting credit markets could cause us to experience higher credit losses if such legislation reduces the amount that the Bank’s borrowers are otherwise contractually required to pay under existing loan contracts. Such legislation could also result in the imposition of limitations upon the Bank’s ability to foreclose on property or other collateral or make foreclosure less economically feasible. Such events could result in increased loan and lease losses and require a material increase in the allowance for loan and lease losses.

The effects of changes to FDIC insurance coverage limits are uncertain and increased premiums may adversely affect us.

          The Emergency Economic Stabilization Act of 2008 included a provision for an increase in the amount of deposits insured by the FDIC to $250,000. On October 14, 2008, the FDIC announced the Temporary Liquidity Guarantee Program, which includes the Transaction Account Guarantee Program (the “TAGP”). The TAGP provides unlimited deposit insurance on funds in noninterest bearing transaction deposit accounts not otherwise covered by the existing deposit insurance limit of $250,000. All eligible institutions were covered under the TAGP for the first 30 days without incurring any costs. After the initial period, participating institutions were assessed a 10 basis point surcharge on the additional insured deposits through the scheduled end of the program on December 31, 2009. The Bank opted to participate in the TAGP. The FDIC extended the TAGP to June 30, 2010 and increased the annual assessment from 10 to 25 basis points for banks that do not opt-out of the TAGP. Banks currently participating must opt-out by November 2, 2009 in order to terminate coverage effective January 1, 2010. We do not anticipate opting out of the TAGP and as a result, increased premiums will impact our earnings.

          It is not clear how depositors will respond regarding the increase in insurance coverage. Despite the increase, some depositors may reduce the amount of deposits held at the Bank if concerns regarding bank failures persist, which could affect the level and composition of the Bank’s deposit portfolio and thereby directly impact the Bank’s funding costs and net interest margin. The Bank’s funding costs may also be adversely affected in the event that the activities of the Federal Reserve Board and the U.S. Treasury, intended to provide liquidity for the banking system and improvement in capital markets, are curtailed or unsuccessful. Such events could reduce liquidity in the markets, thereby increasing funding costs to the Bank or reducing the availability of funds to the Bank to finance its existing operations and thereby adversely affecting our results of operations.

          In addition, the FDIC recently adopted a final rule revising its risk-based assessment system, effective April 1, 2009. The changes to the assessment system involve adjustments to the risk-based calculation of an institution’s unsecured debt, secured liabilities and brokered deposits. The revisions effectively result in a range of possible assessments under the risk-based system of 7 to 77.5 basis points. The potential increase in FDIC insurance premiums will add to our cost of operations and could have a significant impact on us. Depending on any future losses that the FDIC insurance fund may suffer due to failed institutions, there can be no assurance that there will not be additional significant premium increases in order to replenish the fund. To this end, the FDIC recently imposed a special assessment of 5 basis points on all insured institutions. This emergency assessment was calculated based on the insured institution’s assets at June 30, 2009 and paid on September 30, 2009. Based on our June 30, 2009 assets subject to the FDIC assessment, we accrued approximately $253,000 for the special assessment. In addition, on September 29, 2009, the FDIC announced a proposal to require most banks to prepay their estimated quarterly risk-based assessments for 2010, 2011 and 2012. In addition, the proposal also includes an increase of 3 basis points in the deposit assessment base rate, beginning January 1, 2011. Prepayments of and/or an increase in premiums will impact our earnings adversely.

In the future we may be required to recognize impairment with respect to investment securities, including the FHLB stock we hold.

          Our securities portfolio contains whole loan private mortgage-backed securities and currently includes securities with unrecognized losses. We may continue to observe declines in the fair market value of these securities. We evaluate the securities portfolio for any other than temporary impairment each reporting period, as required by generally accepted accounting principles, and as of June 30, 2009, we did not recognize any securities as other than temporarily impaired. There can be no assurance, however, that future evaluations of the securities portfolio will not require us to recognize an impairment charge with respect to these and other holdings. In addition, as a condition to membership in the Federal Home Loan Bank of San Francisco (the “FHLB”), we are required to purchase and hold a certain amount of FHLB stock. Our stock purchase requirement is based, in part, upon the outstanding principal balance of advances from the FHLB. At June 30, 2009, we held stock in the FHLB totaling $3.9 million. The FHLB stock held by us is carried at cost and is subject to recoverability testing under applicable accounting standards. To date, the FHLB has not discontinued the distribution of dividends on its shares. However, there can be no assurance the FHLB’s dividend paying practices will continue. As of June 30, 2009, we did not recognize an impairment charge related to our FHLB stock holdings. There can be no assurance, however, that future negative changes to the financial condition of the FHLB may not require us to recognize an impairment charge with respect to such holdings.

If the goodwill we have recorded in connection with our acquisition of Bank of Amador becomes impaired, it could have an adverse impact on our earnings and capital.

          At June 30, 2009, we had approximately $16.3 million of goodwill on our balance sheet attributable to our merger with Bank of Amador in December 2004. In accordance with generally accepted accounting principles, our goodwill is not amortized but rather evaluated for impairment on an annual basis or more frequently if events or circumstances indicate that a potential impairment exists. Such evaluation is based on a variety of factors, including the quoted price of our common stock, market prices of the common stock of other banking organizations, common stock trading multiples, discounted cash flows, and data from comparable acquisitions. There can be no assurance that future evaluations of goodwill will not result in findings of impairment and write-downs, which could be material.

The effects of terrorism and other events beyond our control may adversely affect our results of operations.

          The terrorist actions on September 11, 2001 and thereafter, as well as the current military conflicts in Afghanistan and Iraq, have had significant adverse effects upon the United States economy. Whether terrorist activities in the future and the actions of the United States and its allies in combating terrorism on a worldwide basis will adversely impact us and the extent of such impact is uncertain. Similar events beyond our control including, but not limited to, financial and economic volatility and governmental actions in response, natural disasters such as earthquakes, floods, fires, and similar adverse weather occurrences, disruption of power supplies and communications equipment such as telephones, cellular phones, computers, and other forms of electronic equipment or media, and widespread, adverse public health occurrences, may adversely affect our future results of operations by, among other things, disrupting the conduct of our operations and those of our customers, which could result in a reduction in the demand for loans and other products and services offered by the Bank, increase non-performing loans and the amounts reserved for loan and lease losses, or cause significant declines in our level of deposits.

Future acquisitions and expansion activities may disrupt our business and adversely affect our operating results.

          We regularly evaluate potential acquisitions and expansion opportunities. To the extent that we grow through acquisitions, we cannot ensure that we will be able to adequately or profitably manage this growth. Acquiring other banks, branches or other assets, as well as other expansion activities, involves various risks including the risks of incorrectly assessing the credit quality of acquired assets, encountering greater than expected costs of incorporating acquired banks or branches into the Bank, executing cost savings measures, and being unable to profitably deploy funds in an acquisition.

Risks Related to Ownership of Our Common Stock

We may raise additional capital, which could have a dilutive effect on the existing holders of our common stock and adversely affect the market price of our common stock.

          We are not restricted from issuing additional shares of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We frequently evaluate opportunities to access the capital markets taking into account our regulatory capital ratios, financial condition and other relevant considerations, and subject to market conditions, we may take further capital actions. Such actions could include, among other things, the issuance of additional shares of common stock in public or private transactions in order to further increase our capital levels above the requirements for a well-capitalized institution established by the Federal bank regulatory agencies as well as other regulatory targets.

          The issuance of any additional shares of common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities including, without limitation, securities issued upon exercise of outstanding stock options under our stock option plans, could be substantially dilutive to shareholders of our common stock. Holders of our shares of common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders. The market price of our common stock could decline as a result of sales of shares of our common stock or the perception that such sales could occur.

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

          The stock market and, in particular, the market for financial institution stocks, has experienced significant volatility, which, in recent quarters, has reached unprecedented levels. In some cases, the markets have produced downward pressure on stock prices for certain issuers without regard to those issuers’ underlying financial strength. As a result, the trading volume in our common stock may fluctuate more than usual and cause significant price variations to occur. This may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive. The low trading volume in our common shares on the NASDAQ Global Select Market means that our shares may have less liquidity than other publicly traded companies. We cannot ensure that the volume of trading in our common shares will be maintained or will increase in the future.

          The trading price of the shares of our common stock will depend on many factors, which may change from time to time and which may be beyond our control, including, without limitation, our financial condition, performance, creditworthiness and prospects, future sales or offerings of our equity or equity related securities, and other factors identified above in the forward-looking statement discussion of this Current Report of Form 8-K and below. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;
•

changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to our common stock or those of other financial institutions;

•	failure to meet analysts’ revenue or earnings estimates;
•	speculation in the press or investment community generally or relating to our reputation, our market area, our competitors or the financial services industry in general;
•	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;
•	actions by our current shareholders, including sales of common stock by existing shareholders and/or directors and executive officers;
•	fluctuations in the stock price and operating results of our competitors;
•	future sales of our equity, equity-related or debt securities;
•	changes in the frequency or amount of dividends or share repurchases;
•	proposed or adopted regulatory changes or developments;
•	anticipated or pending investigations, proceedings, or litigation that involves or affects us;
•	trading activities in our common stock, including short-selling;
•	domestic and international economic factors unrelated to our performance; and
•	general market conditions and, in particular, developments related to market conditions for the financial services industry.

          A significant decline in our stock price could result in substantial losses for individual shareholders.

We may be unable or choose not to pay cash dividends in the foreseeable future.

          Our ability to pay dividends on our common stock depends on a variety of factors. On July 27, 2009 we announced suspension of our quarterly dividends, as compared to our quarterly dividends of $0.143 per share declared each quarter since the fourth quarter of 2007. We will be required to seek regulatory approval prior to re-establishing cash dividends at any level. There is no assurance that any cash dividends will be paid in the future since they are subject to regulatory restrictions and to evaluation by our Board of Directors of financial factors including, but not limited to, our earnings, financial condition and capital requirements.

Anti-takeover provisions in our articles of incorporation and bylaws and California law could make a third party acquisition of us difficult.

          Our articles of incorporation and bylaws contain provisions that could make it more difficult for a third party to acquire us (even if doing so would be beneficial to our shareholders) and for holders of our common stock to receive any related takeover premium for their common stock. We are also subject to certain provisions of California law that would delay, deter or prevent a change in control of American River Bankshares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
October 23, 2009	Mitchell A. Derenzo, Chief Financial Officer